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     Consent of Independent Certified Public Accountants


First Investors Insured Tax Exempt Fund, Inc.
95 Wall Street
New York, New York  10005


     We consent to the use in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A (File No. 2-57473) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Insured Tax Exempt Fund, Inc., which are included in said Registration Statement.



                                    /s/Tait Weller & Baker

                                    TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
April 20, 1998